Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

Transcript of

Green Plains Renewable Energy, Inc. (GPRE)

Merger Agreements with VBV LLC and Its Subsidiaries

May 8, 2008

Participants

Wayne B. Hoovestol, Chief Executive Officer

Jerry L. Peters, Chief Financial Officer

Scott B. Poor, Corporate Counsel and Director of Investor Relations

Todd A. Becker, VBV LLC Chief Executive Officer

Presentation

Operator

It is now my pleasure to introduce your host, Mr. Scott Poor, Corporate Counsel and Director of IR for Green Plains Renewable Energy, Inc.  Thank you, Mr. Poor, you may begin.

Scott B. Poor – Green Plains Renewable Energy, Inc. – Corporate Counsel and Director of Investor Relations

Thank you for joining us.  This morning we will be discussing some recent developments with Green Plains and VBV.  Green Plains is a vertically-integrated ethanol producer based in Omaha. Green Plains has one ethanol plant in operation and a second under construction.  Green Plains operates grain storage and Ag services at various sites in the Corn Belt.  VBV is a Chicago-based company that holds majority interest in ethanol projects in Indiana and Tennessee.  VBV is also currently developing an ethanol blending and distribution business.

This morning, Green Plains is represented by CEO, Wayne Hoovestol and CFO, Jerry Peters.  VBV is represented by CEO, Todd Becker.  After the presentation, we will be happy to take some questions.  Before we begin, there are a couple of reminders:  First, the subject matter discussed in this presentation will be addressed in a proxy statement to be filed with the SEC.  We urge that you read it when it becomes available because it will contain important information.  That document and other SEC filings, including our annual proxy, can be obtained at the SEC website and from Green Plains.

Also, any forward-looking statements made during this call are subject to certain risks and uncertainties.  Factors that could cause Green Plains results to differ materially from other forward-looking statements are set forth in Green Plains’ public reports filed with the SEC including Green Plains current report on Form 8-K which was filed yesterday.  Now, let me turn things over to Mr. Wayne Hoovestol.

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Good morning.  Thank you, Scott and thanks all of you for taking time to join us today.  We are very optimistic about the signing of a definitive agreement and we are going to explain this merger in a little more detail here.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

The basics of the merger are that GPRE will issue in common stock and options about 11.139 million shares of equity to VBV for its operating subsidiaries.  The operating subsidiaries are two 110 expected operating capacity ethanol plants that are fully funded.  Together with what we already, it creates one of the largest publicly-traded pure play ethanol companies with expected operating capacity of approximately 330 million gallons by the end of this year.

Concurrent with the closing of this transaction, the VBV shareholders and owners, led primarily by NTR, will put in an additional $60 million of equity at $10 per share.  We believe the deal with will be accretive to GPRE earnings per share in fiscal 2009.  Consistent with GPRE’s stated goals in our recent filings, this is a strategic transaction that makes us a more significant participant in the U.S. ethanol industry.

A few other key items to this transaction, senior management, which is myself, I will be transitioning the CEO position to Todd Becker sometime during the first year and Jerry Peters is our current CFO and he will remain our CFO.  The Board of Directors will remain at nine and initially, the initial Board of Directors will be four from GPRE, four from NTR and then one from Wilon Holdings and they are the large equity holders of VBV.  We anticipate a close by late summer.  It does require a shareholder vote and equity holder approvals and obviously, the customary lender and regulatory consents.

The rationale for this transaction, kind of the quick bullets points, are it enhances our overall competitive position, increases our operational scale and critical mass, increases liquidity of the GPRE stock, strengthens our balance sheet, and creates a broader platform for growth.

Just a quick minute on who is GPRE and what is GPRE.  GPRE has two 50-million gallon name-plate ethanol plants which we expect operating capacity to be about 55 million gallons and they are both fully expandable.  One of them is in Shenandoah, Iowa.  It is constructed by Fagen with ICM Technology and production began there in August of 2007.  Our second plant is being built in Superior, Iowa.  It’s under construction.  It’s by Agra with Delta T Technology and is anticipated to start up later this spring.

In addition to that, we recently completed the acquisition of Green Plains Grain of which was formerly the Great Lakes Coop.  With that acquisition, GPRE has in total about 19 million bushels of grain storage and complementary to our ethanol business is the agronomy, seed, feed, fertilizer, and petroleum businesses at various sites in the Corn Belt, generally in close proximity to our ethanol plant.

We did report net income for the first quarter, a net income of $9.9 million, which translates into quarterly earnings per share of $1.37.  Our first quarter ends February 29th.

I’m going to turn it over to Todd Becker, CEO of VBV and let him discuss VBV a little.

Todd Becker – VBV LLC – Chief Executive Officer

Thank you, Wayne.  I’m going to give you a quick background on who is VBV.  Currently, VBV is a joint venture between NTR plc, who is an international renewable energy and sustainable waste management company, as well as Wilon Holdings, who is a Switzerland-based investment group.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

A bit of a background on both of those investors:  NTR has major renewable energy investments in the U.S. with significant recent investments in solar, wind, and recycling.  Wilon Holdings is controlled by Alain Treuer.  Alain is a Swiss-based entrepreneur and venture capitalist.  Alain also has holdings in telecom, consumer goods, and renewable energies.  I think one very important thing about these investors is that they’re both very committed to the renewable energy space and very committed to this transaction.

VBV owns a majority of two 100-million gallon nameplate, 110 million gallon expected operating capacity, plants.  One is located in Obion, Tennessee.  It’s under construction.  Fagen is the construction company and ICM is the technology provider.  The anticipated start up of this plant is in the fall of 2008.  Similarly, we have a plant under construction in Bluffton, Indiana.  We are also a majority owner there.  Again, Fagen and ICM Technology and expected production date in the fall of 2008.  Both projects are going very well.

Other plant investors at the local level include farmers, individual investors, and other corporate entities.  What I think is important here is VBV brings a very good local shareholder base that will become GPRE shareholders and our shareholder bases are very committed to this space.

VBV was formed with an aggressive mergers and acquisitions strategy to integrate and consolidated the ethanol value chain and this is one of those first steps that we’re both taking together.

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

This is Wayne again and to do just a minute on the rationale for this transaction.  It enhances our overall competitive position.  The combination will created one of the largest publicly-traded pure play ethanol companies in the U.S., again with the expected operating capacity of 330 million gallons by the end of this year.  It increases our operational scale and critical mass.  The combination of four plants provides obviously increased scale, broader asset base across geographies, and greater earnings diversification along with our other businesses that we both have.  We also believe it will increase the liquidity of GPRE stock.  It expands our shareholder bases and increases investor awareness of our story because of our size.

Todd Becker – VBV LLC – Chief Executive Officer

I’ll take over a little bit from here, Wayne.  One of the significant transaction rationales that we looked at when we started talking with GPRE is we wanted to make sure we had a strong balance sheet when the transaction was completed.  One of the ways that we’re going to achieve that is VBV’s investors will inject $60 million of cash with the issuance of primary equity at $10 per share, along with the strong Q1 earnings report that GPRE just had, we absolutely believe that it will provide a combined company with one of the strongest balance sheets in the industry.

In addition, what is also important is that we both believe we need a broader platform for growth.  The additional capital will allow us to pursue our acquisitions and develop our downstream assets and marketing business.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

I’m going to take a bit of time now to go through some of the additional value drivers that we both see in the transaction.  One of the important things to getting together is that we both have a common philosophy that participating and integrating along more segments of the value chain is important.  We believe that to be successful on this space, you need to participate in as many of those levels of the value chain in the ethanol space as possible.

One of the things that was very attractive to VBV, again, was GPRE’s recently completed acquisition of Green Plains Grain, which again is formerly Great Lakes Cooperative.  With over 19 million bushels of space, we think that GPRE has a strategic advantage over some of its competitors.  In addition, it enhances our ability to manage our feed stock across the whole platform and our supply.

Finally, the first touch to the farmer is extremely important with Green Plains Grains’ agronomy, feed, seed, fertilizer and petroleum businesses.  This is one of the first steps to become a true fully-integrated ethanol company in the industry.

One of the other things that we think is a significant value driver is VBV’s development of ethanol marketing, blending and distribution efforts.  This is led by Steve Bleyl who has significant experience in the ethanol marketing space.  Steve ran one of the leading third-party marketers in the industry and has marketed over 800 million gallons per year when he was in that position.

In addition, we both believe that you have to have extensive capability in risk management, and together, our team that we’re going to build will have a sophisticated risk management strategy with significant experience and understanding at how to manage margins and it will be another core competency of our business.

Finally, what is important for all of us is the addition of the long term new committed investors.  Both NTR, Wilon and, of course, our committed local shareholders will bring a very attractive shareholder base to GPRE.

I’m going to turn it over now to Jerry Peters who is the CFO of GPRE and he is going to review the transaction with you.

Jerry Peters – Green Plains Renewable Energy, Inc. – Chief Financial Officer

Thanks Todd and good morning everybody.  As Todd and Wayne said, this transaction creates a combined entity with the scale and balance sheet strength to compete effectively in this industry.  I want to briefly recap for you some additional financial and operating information for your use.

First, in terms of relative value of each of the companies, Green Plains will be issuing 11.1 million shares valued at about $111 million.  The $60 million primary equity investment will also then involve about 6 million shares.  So that results in about $171 million of new equity to the company.  On the debt side, VBV’s plants will ultimately add about $212 million in debt when construction is completed this fall.  So the transaction in total is valued at about $383 million.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

On the Green Plains side, today Green Plains has 7.8 million shares outstanding or about $78 million in market cap.  Projected debt, once the construction of our Superior plant is completed, should total about $150 million.  Now, that should explain that that includes about $50 million of debt related to Green Plains Grain, the bulk of which is used to finance working capital for the grain company.  So Green Plains Renewable Energy total enterprise value today is approximately $228 million.  Putting the two entities together will result to an entity with approximately $250 million in market cap and more than $600 million in total assets.

In terms of revenues, we believe Green Plains will have just over $1 billion in revenues in our next fiscal year, fiscal 2009.

If you followed us recently, you know, we have come a long way in just a very short period of time.

In terms of ownership, post transaction will have approximately 25 million shares outstanding.  Green Plains’ existing shareholder base will represent about 32% of that total.  The VBV equity holders, NTR and Wilon will represent about 30% for their interest in the two plants along with about 24% for their additional $60 million investment.  Local investors in the Tennessee and Indiana facilities then will represent their balance of the shares outstanding.  As Todd said, we believe this is an excellent group of shareholders with a long-term focus and commitment to our business.

Before I open up the call up to your questions, I want to quickly recap Green Plains’ position as a result of this merger.

First, this will create one of the largest publicly-traded pure play ethanol companies in the U.S.  The transaction is expected to be accretive to earnings per share in fiscal 2009.  As a result, we will be a diversified ethanol producer with a strong balance sheet including at least $60 million in cash.  The combination will provide increased operating scale and critical mass and will allow us to pursue opportunities to further integrate upstream and downstream.  Finally, the combination will bring together an experienced management team focused on growing the business, minimizing earnings volatility, and delivering value to shareholders.

With that, I will open it up for questions.  Operator, if you would.

Operator

Thank you.  We will now be conducting a question and answer session.  If you would like to ask a question, please press *1 on your telephone keypad.  A confirmation tone will indicate your line is in the question queue.  You may press *2 if you would like to remove your question from the queue.  For participants using speaker equipment, it may be necessary to pick your handset before pressing the * keys.  One moment please while we pool for questions.  Once again, it’s *1 to ask a question.

Our first question is from Ian Horowitz with Soleil Securities.  Please proceed with your question.

Ian Horowitz - Soleil Securities

Hi, good morning guys and congratulations on the transaction.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

Todd Becker – VBV LLC – Chief Executive Officer

Thank you.

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Good morning.

Ian Horowitz - Soleil Securities

Just quickly again, I’m just trying to get an understanding of where we look post transaction and there’ll be about $362 million in debt?

Jerry Peters – Green Plains Renewable Energy, Inc. – Chief Financial Officer

Yes, about $212 million coming in from the VBV assets and then as I said, Green Plains, on a pro forma basis, has about $150 million of debt including about $50 million of working capital facilities related to Green Plains Grain.

Ian Horowitz - Soleil Securities

Right.  And 25 million shares out will be the total issue?

Jerry Peters – Green Plains Renewable Energy, Inc. – Chief Financial Officer

That’s correct.  Yes, sir.

Ian Horowitz - Soleil Securities

Then it sounds like, I mean, this transaction, you’re actually taking 100% of the assets, so it’s not just acquiring VBV’s interests in these facilities, right?  You're taking…

Jerry Peters – Green Plains Renewable Energy, Inc. – Chief Financial Officer

That’s correct.  We’re consolidating all of the ownership of the plants.

Todd Becker – VBV LLC – Chief Executive Officer

Yes, including the minorities at the local level who are going to become Green Plains' shareholders.

Ian Horowitz - Soleil Securities

Okay.  So, from the VBV side of things, this is going to require kind of a limited partner growth at some point?  Do you expect that?

Todd Becker – VBV LLC – Chief Executive Officer

Yes.  First, we went to the local board, which includes ourselves and local board members to vote to approve the transaction subject to shareholder vote, at which time, once the S-4 is issued then we’ll go to a shareholder vote at the local level.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

Ian Horowitz - Soleil Securities

Okay.  And from the Green Plains side of things, Wayne, this is totally approved from your side?

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

We also have had our board and I believe all of the board, so far, it has been unanimous in favor of proceeding with this transaction and we will need to file the S4 registration statement and it is subject to a full shareholder vote.

Ian Horowitz - Soleil Securities

Okay, good.  Thanks.  I’m just trying to get a …

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Sure.  Thank you.

Operator

Thank you.  Our next question is from Adam Obrecht with LWBJ.  Please proceed with your question.

Adam Obrecht - LWBJ

Actually, you guys just answered it as I’m curious also about the minority owners and the outlying plan.  So thanks for the information and great job.

Todd Becker – VBV LLC – Chief Executive Officer

Thanks.

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Thank you.

Operator

The next question is from Bob Shepard with Capital Management.  Please proceed with your question.

Bob Shepard - Capital Management

Greetings, gentlemen.  I have a question for you having to do with the status of the Superior plant, are you expecting completion on that soon?  And secondly, I’m curious as to the scope of the other alternative energy projects.  I was really excited to read about the algae project and given the amount of land around the Superior plant as well as one of these plants that is being brought into the fold that looks promising for you to have this base to grow algae as well?  I was wondering if you could speak to those two comments, please.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Sure.  Thanks.  We are definitely coming down the stretch in Superior.  Obviously, these are big construction projects and all of that, but there’s an awful lot of testing is going on and it’s getting very close.  On the other projects, the algae project is, kind of, I would still consider it to be in its infancy.  We are partnering with Green Fuels and also the state of Iowa.  Power Fund is part of the whole project and we’re working through getting to a pilot project and kind of working out all of those details.  But in general, it’s kind of still in its infancy but we’re working on it.

Bob Shepard - Capital Management

Thank you.

Operator

Thank you.  Our next question is from Joe Lambrecht with RBC Wealth Management.  Please proceed with your question.

Joe Lambrecht - RBC Wealth Management

Good morning, gentlemen.

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Good morning.

Joe Lambrecht - RBC Wealth Management

Inquiring about the new plant under construction, could you comment on the corn access, storage, rail distribution, and markets in those general areas for the ethanol?

Todd Becker – VBV LLC – Chief Executive Officer

Sure.  With regard to Indiana, most of the corn will be bought locally from local producers and commercial operations.  The plant is built on over 400 acres.  It has well over 300 rail cars of capacity both inbound and outbound.  We have significant capacity from that perspective.  The main markets on ethanol for the Indiana plant will be the northeast and the southeast in addition to some local marketing as well as there should be some significant opportunities in the by-products around the DDGS marketing.  And then to finalize, in Indiana we have a million bushels of grain storage as well as ethanol storage.

In Tennessee, a very similar plant, very similar capacity and again, with several over 300 cars of capacity on our circle tracks.  That plant will buy approximately 50% to 60% of their corn locally and then import approximately 40% of their corn, which the main importing market that they purchase from will be around the Champaign, Illinois area on unit trains.  Again, we’re very excited about that plant from a location specific around ethanol.  The local Tennessee market has been very active as well as its proximity to the southeast.   Again, we think that that plant is strategically located to take advantage of some of those opportunities.

Vcall From PrecisionIR	Transcript
Green Plains Renewable Energy, Inc. (GPRE)
Merger Agreements with VBV LLC and It’s Subsidiaries
May 8, 2008

In addition, that plant is only around 17 miles from the river and has river access.  We will be able to load our DDGS onto barges and ship them to the U.S. gulf.  Overall, we really like the two locations of our plants.  There is significant land around each of those plants that they own and both are expandable.

Joe Lambrecht - RBC Wealth Management

Quick follow up.  You guys have a website that I can access more information on the new plants for the new entities?

Todd Becker – VBV LLC – Chief Executive Officer

Indiana Bio-Energy has a website as well as Ethanol Grain Processors may also have a website.  If they don’t, we can get you that information.

Joe Lambrecht - RBC Wealth Management

One other thing, permits, guys.  Permits can be hassle with these plants.  Are you fully permitted to completion for the two new plants?

Todd Becker – VBV LLC – Chief Executive Officer

We are fully permitted to completion in Indiana.  We are waiting for one permit in Tennessee; we expect no problems from that.

Joe Lambrecht (ph) - RBC Wealth Management

Terrific.  Thanks.

Operator

As a reminder, ladies and gentlemen, please press *1 if you would like to ask a question.

There are no questions in the queue at this time.

Wayne B. Hoovestol – Green Plains Renewable Energy, Inc. – Chief Executive Officer

Thank you.  We appreciate you taking time today.  We will have informational slices on GPRE on our website and I believe a copy of this webcast will be there also if you want to refer to that in the coming days.  Thanks a lot.  We appreciate any support and we’re very excited to go forward together with VBV and thank you for good things.  So, Todd?

Todd Becker – VBV LLC – Chief Executive Officer

Thank you very much.  We appreciate everybody coming out today and again, from our side, we look forward to getting through all the things we need to complete this transaction and fulfilling some of those strategies that we’re going to put in place.  Thank you.

Operator

Thank you.  Ladies and gentlemen, this does conclude today’s conference.  You may disconnect your line at this time.  Thank you for your participation.